Exhibit 10.1

AMENDMENT NO. 1 TO JOINT DEVELOPMENT AND LICENSE AGREEMENT

This AMENDMENT NO. 1 TO JOINT DEVELOPMENT AND LICENSE AGREEMENT (the “Amendment”) is entered into as of January 31, 2010, by and among BP Biofuels North America LLC, a Delaware limited liability company (“BP”), Verenium Biofuels Corporation, a Delaware corporation (“Verenium”), and Galaxy Biofuels LLC, a Delaware limited liability company (“Galaxy”), each of which is referred to herein individually as a “Party,” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Parties have entered into a Joint Development and License Agreement effective as of August 1, 2008 (the “JDLA”), pursuant to which BP and Verenium are conducting the Joint Development Program and the JDP Plan;

WHEREAS, under the JDLA, the Initial JDP Term expires on February 1, 2010; and

WHEREAS, the Parties desire to extend the JDP Term in order to continue the Joint Development Program on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Incorporation of Recitals; Definitions. The foregoing recitals are hereby incorporated into this Amendment and made a part hereof. Capitalized terms used herein shall have the same meaning as set forth in the JDLA unless otherwise indicated herein

2. Amendments.

a. Amendment of Section 11.1.1 of the JDLA. Section 11.1.1 of the JDLA is hereby amended and restated in its entirety as follows:

“The term of the Joint Development Program (the “JDP Term”) shall begin upon the Effective Date and, unless terminated in accordance with Section 11.2 of this Agreement, shall end on the last day of the Initial JDP Term, unless extended for one or more successive periods of time as may be agreed by the parties, subject to mutual written agreement of BP and Verenium on the JDP Plan, joint funding and payment terms during any such extended term. BP and Verenium will meet prior to the expiration of the then-current JDP Term to negotiate in good faith the JDP Plan, joint funding and payment terms for any extension of the JDP Term, provided that either BP or Verenium may terminate any such negotiations at any time. Following expiration of the JDP Term, (a) this Agreement and the licenses granted pursuant to Article 3 shall remain in effect as provided in Section 11.3 unless otherwise terminated in accordance with Section 11.2.3 of this Agreement and (b) the SPE Agreement will remain in effect in accordance with its terms.”

b. Amendment of Section 1.71 (“Verenium Background Technology”) of the Exhibit A, Article 1 “Definitions.” Subsection (3) of the definition for “Verenium Background Technology” in Section 1.71 of Exhibit A, Article 1 “Definitions” is hereby modified by inserting the phrase “or the Extended Term (including any further extensions of the Extended Term agreed to by the parties) (as “Extended Term” is defined in Amendment No. 1 to Joint Development and License Agreement dated as of January 31, 2010 by and among BP, Verenium and SPE), respectively,” immediately following the phrase “during the Initial JDP Term” located at the end of Subsection (3) so that Subesection (3) shall now read as follows:

“(3) those enzymes Controlled by Verenium or its Affiliates as of the Effective Date that are currently implemented as part of Verenium’s enzyme fermentation process in the Field or which are tested under the JDP Plan and accepted by the Joint Steering Committee as part of the JDP Plan during the Initial JDP Term or the Extended Term (including any further extensions of the Extended Term agreed to by the parties) (as “Extended Term” is defined in Amendment No. 1 to Joint Development and License Agreement dated as of January 31, 2010 by and among BP, Verenium and SPE), respectively, and incorporated into the Process in the Field,”

3. JDP Term Extension. In accordance with Section 11.1.1 of the JDLA, as amended pursuant to Section 2 of this Amendment, the Parties hereby agree to extend the JDP Term until 12:01 am (Central Time) on March 1, 2010 (“Extended Term”). For the avoidance of doubt, the Parties hereby acknowledge and agree that this Amendment shall not amend or extend the Initial JDP Term.

4. Continuation of Work During Extended Term. BP hereby agrees to pay Verenium the sum of $2,500,000, in cash, on February 5, 2010 for the continued performance of Verenium’s obligations under the Joint Development Program during the Extended Term. The Parties agree that the JDP Plan is amended as of the date of this Amendment to include the services set forth in Schedule 1 attached hereto.

5. No Waiver of Rights Pursuant to the JDP. BP and Verenium have not waived, and do not intend to waive, any of their respective rights or remedies under (a) the JDLA, (b) the JDP, (c) that certain letter dated August 5, 2008 from Verenium to BP setting forth, among other items, the JDP Plan, or (d) the Operating Agreement of Galaxy (dated and effective August 1, 2008) (the “Operating Agreement”) (collectively “Galaxy Agreements”). By entering into this Amendment and agreeing to the Extended Term, BP and Verenium agree that neither BP nor Verenium is waiving any of its rights or remedies under any one or all of the Galaxy Agreements, at law or in equity, and that neither of them shall be prejudiced in any way as the result of entering into this Amendment and agreeing to the Extended Term.

6. Representations and Warranties. Each of the Parties represents and warrants to the other Parties that each of the undersigned has the authority to act on behalf of such Party, to execute and deliver this Agreement on behalf of such Party, and to bind such Party to the terms and conditions of this Amendment. None of the Parties has relied upon any representations or statements made by any other Party with respect to this Amendment which are not specifically set forth in this Amendment.

7. Governing Law. This Amendment will be governed and construed in accordance with the laws of the State of New York, United States of America, to the exclusion of both its principles and rules on conflicts of laws and the provisions of the United Nations Convention on Contracts for the International Sale of Goods.

8. Amendment and Waiver. This Amendment may be amended only by a written agreement signed by the Parties to be charged with any such amendment. The rights and remedies of the Parties are cumulative and not alternative. Neither the failure nor any delay in exercising any right, power or privilege under this Amendment will operate as a waiver of such right, power or privilege, and no single or partial excuse of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or any other right, power or privilege.

9. Effect of Amendment; Entire Agreement. Except as expressly amended hereby, all of the terms and conditions of each of the Galaxy Agreements shall remain unchanged and in full force and effect. The Parties acknowledge and agree that in the event of any conflict between the terms amended pursuant to this Amendment and the other terms of the Galaxy Agreements, the terms amended herein shall govern. This Amendment, together with Schedule 1 hereto, contains the entire agreement and understanding between the Parties respecting the subject matter hereof, and supersedes all prior and contemporaneous agreements, statements, understandings, terms, conditions, negotiations, representations and warranties, whether written or oral, made by and among the Parties concerning the matters covered by this Amendment.

10. No Presumption Against Drafter. Each of the Parties have jointly participated in the negotiation and drafting of this Amendment. In the event of an ambiguity or a question of intent arises, this Amendment shall be construed as if drafted jointly by each of the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of authorship of any of the provisions of this Amendment.

11. Counterparts; Electronic Transmission. This Amendment may be executed in one or more counterparts, none of which need contain the signatures of each of the parties and each of which shall be deemed an original. The Parties may deliver executed signature pages to this Amendment by facsimile or e-mail transmission. No Party shall raise as a defense to the formation or enforceability of this Amendment as a contract, and each Party forever waives any such defense, either (i) the use of facsimile or e-mail transmission to deliver a signature or (ii) the fact that any signature was signed and subsequently transmitted via facsimile or e-mail transmission.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

BP BIOFUELS NORTH AMERICA LLC

By:	/s/ Susan Ellerbush
Name:	Susan Ellerbush
Title:	Authorized Signatory

VERENIUM BIOFUELS CORPORATION

By:	/s/ Carlos A. Riva
Name:	Carlos A. Riva
Title:	President

GALAXY BIOFUELS LLC

Verenium Biofuels Corporation, its member

By:	/s/ Carlos A. Riva
Name:	Carlos A. Riva
Title:	President

BP Biofuels North America LLC, its member

By:	/s/ Susan Ellerbusch
Name:	Susan Ellerbusch
Title:	Authorized Signatory

Schedule 1

SERVICES DURING EXTENDED TERM

(1)	Perform the Jennings demonstration plant runs scheduled for February 2010 and associated data collection and analysis.

(2)	Supply the engineering and construction resources necessary for supporting operations at the Jennings demonstration plant.

(3)	Perform the multiple C5 and C6 fermentations at the San Diego facilities supporting the Jennings demonstration plant optimization using feedstocks from the Jennings demonstration plant runs conducted in February, 2010.

(4)	Continue the following activities under Galaxy’s R&D programs:

(a)	Feedstock preparation;

(b)	Hydrolysis and preparation for fermentation;

(c)	Fermentation (including activities related to enzyme production, fermentation organisms and fermentation optimization); and

(d)	Support activities at the Jennings demonstration plant.